Exhibit 16(5) [ING STATIONERY] April 09, 2012

Members of the Board of Directors ING USA Annuity and Life Insurance Company 1475 Dunwoody Drive West Chester, PA 19380-1478

Re:	File No. 333-133155
Prospectus Name: ING GoldenSelect Guarantee Annuity
Post-Effective Amendment No. 6 to Registration Statement on Form S-3

Ladies and Gentlemen:

In my capacity as Counsel to ING USA Annuity and Life Insurance Company, an Iowa domiciled corporation
(“Company”), I have supervised the preparation of the Registration Statement for the ING GoldenSelect Guarantee
Annuity available under certain variable annuity contracts (“Contracts”) to be filed by the Company with the
Securities and Exchange Commission under the Securities Act of 1933.

I am of the following opinion:

(1)	The Company was organized in accordance with the laws of the State of Iowa and is a duly authorized stock life insurance company under the laws of Iowa and the laws of those states in which the Company is admitted to do business;

(2)	The Company is authorized to issue Contracts in those states in which it is admitted and upon compliance with applicable local law;

(3)	The Contracts, when issued in accordance with the prospectus contained in the aforesaid registration statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms;

(4)	The interests in the Contracts will, when issued and sold in the manner described in the registration statement, be legal and binding obligations of the Company and will be legally and validly issued, fully paid, and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statement. In giving this consent I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Nicholas Morinigo Nicholas Morinigo Counsel 1475 Dunwoody Drive West Chester, PA 19380-1478 Tel: 610-425-3447 Fax: 610-425-3520